UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

Leader’s Advantage Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43442	98-1898982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1288 NJ-73, Suite 401,

Mt Laurel Township, NJ 08054

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (856) 533-1866

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one Redeemable Warrant	LEDRU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	LEDR	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class ordinary share at a price of $11.50 per share	LEDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on September 21, 2026, Leader’s Advantage Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 15,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value (“Class A Ordinary Share”), and one-half of one redeemable warrant of the Company (each, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share.

On October 27, 2026, the underwriters partially exercised their over-allotment option (the “Over-Allotment Option”) to purchase an additional 650,000 Units (the “Option Units”) at a price of $10.00 per Option Unit. The closing of the issuance and sale of the Option Units occurred on October 29, 2026. The sale of the Option Units generated total gross proceeds to the Company of $6,500,000.

On October 29, 2026, the Company issued a press release announcing the closing of the partial exercise of the Over-Allotment Option, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits.

(d) Exhibits.

99.1	Press Release, dated October 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leader’s Advantage Acquisition Corp.

	By:	/s/ Dr. Paritosh M. Chakrabarti
		Name:	Dr. Paritosh Chakrabarti
		Title:	Chairman and Chief Executive Officer

Dated: October 30, 2026

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